UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 28, 2025

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officer.

As previously announced, Adam Orvos, the current Chief Financial Officer (“CFO”) of Ross Stores, Inc. (the “Company”), is scheduled to retire from his role as CFO and from his employment with the Company, effective September 30, 2025. Consistent with the announced CFO succession plan, the Company’s Board of Directors has appointed William Sheehan as Executive Vice President and Chief Financial Officer, and designated him as principal financial officer of the Company, effective October 1, 2025. Mr. Sheehan currently serves as the Company’s Deputy CFO. Mr. Sheehan will be 56 when he takes office in his new role.

Mr. Sheehan has more than 34 years of broad-based financial experience in the retail industry. Mr. Sheehan has most recently been serving as Group Senior Vice President, Finance and Deputy Chief Financial Officer since February 2025, having previously held the role of Group Senior Vice President, Finance since 2021. He joined the Company in February 2006 as Vice President, Corporate Controller, and assumed the role of Group Vice President, Corporate Controller in 2011. He later served as Group Vice President, Finance and Treasurer from 2014 to 2017 and Senior Vice President, Finance from 2017 to 2021. Previously, he held several leadership roles at Lord & Taylor.

Mr. Sheehan has entered into a new executive employment agreement with the Company effective October 1, 2025, that provides for him to serve an initial term through March 31, 2029, subject to renewal by mutual agreement. Mr. Sheehan will receive a base salary of $775,000 per year and an annual incentive cash bonus with a target of 75% of salary. In connection with his promotion, he will also receive a restricted stock award based on the closing price of the Company’s common stock on that day, with a notional value of $1,200,000 (vesting 100% on September 14, 2029).

The new employment agreement for Mr. Sheehan, like his prior agreement with the Company, also includes provisions regarding severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 8, 2025, page 45. The employment agreement also includes provisions regarding non-solicitation of Company employees and business counterparties, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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